Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,475,770)
Unrealized Gain (Loss) on Market Value of Futures	3,884,910
Dividend Income	2,951
Interest Income	631
ETF Transaction Fees	700
Total Income (Loss)	$2,413,422

Expenses
General Partner Management Fees	$48,967
SEC & FINRA Registration Expense	9,787
Audit Fees	6,960
NYMEX License Fee	1,224
Prepaid Insurance Expense	931
Non-interested Directors' Fees and Expenses	790
Brokerage Commissions	520
Legal Fees	244
Total Expenses	$69,423
Net Income (Loss)	$2,343,999

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/12	$104,753,421
Withdrawals (200,000 Units)	(7,541,238)
Net Income (Loss)	2,343,999

Net Asset Value End of Month	$99,556,182
Net Asset Value Per Unit (2,550,000 Units)	$39.04

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612